EXHIBIT 99.1

CLARKE AMERICAN CORP.

COMMENCES TENDER OFFER AND CONSENT SOLICITATION

FOR ITS 11¾% SENIOR NOTES DUE 2013

SAN ANTONIO, APRIL 5, 2007 – Clarke American Corp. (the “Company”) announced today that it is offering to purchase for cash any and all of its outstanding $175,000,000 aggregate principal amount of 11¾% Senior Notes due 2013 (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 5, 2007 and the accompanying Consent and Letter of Transmittal (together, the “Offer Documents”). The Company is also soliciting consents from holders of the Notes to certain amendments (the “Proposed Amendments”) to the Indenture (the “Indenture”) under which the Notes were issued, which Proposed Amendments would, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions applicable to the Notes.

The tender offer and consent solicitation is being conducted in connection with the previously announced merger (the “Merger”) of a wholly owned subsidiary of the Company with and into John H. Harland Company (“Harland”).  The completion of the tender offer and consent solicitation is not a condition to the consummation of the Merger.

The consent solicitation will expire at 5:00 p.m. New York City Time, on April 18, 2007, unless earlier terminated or extended (such date and time, as the same may be extended, the “Consent Time”). The tender offer will expire at 9:00 a.m. New York City Time, on May 3, 2007, unless terminated or extended (such date and time, as the same may be extended, the “Expiration Time”).

The total consideration to be paid for each $1,000 in principal amount of Notes validly tendered and accepted for purchase, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and will be calculated based on a fixed spread pricing formula.  The total consideration will be determined on the 11th business day prior to the Expiration Time, based, in part, upon a fixed spread of 50 basis points over the yield on the 3.50% U.S. Treasury Note due December 15, 2009.  The total consideration includes a consent payment equal to $30 per $1,000 in principal amount of Notes (the “Consent Payment”).  The detailed methodology for calculating the total consideration for Notes is outlined in the Offer Documents.

Holders who validly tender their Notes by the Consent Time will be eligible to receive the total consideration. Holders who validly tender their Notes after the Consent Time, but on or prior to the Expiration Time, will be eligible to receive the tender offer consideration, which is the total consideration less the Consent Payment.  In either case, all Holders who validly tender their Notes will receive accrued but unpaid interest up to but not including the applicable settlement date.

Holders who tender their Notes in the tender offer must give their consent in the consent solicitation to the Proposed Amendments. Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time.  The tender offer is subject to the satisfaction or waiver by the Company of certain conditions, including, without limitation, the receipt of consents sufficient to approve the proposed amendments to the Indenture, the Merger having occurred and the closing of the financing transactions in connection with the Merger.  The Offer Documents set forth all of the conditions to the Company’s obligation to accept for purchase and pay for any Notes properly tendered and not properly withdrawn.  The Company reserves the right to terminate, extend or amend the tender offer or the consent solicitation with respect to the Notes if any condition of the tender offer or the consent solicitation is not satisfied or waived by the Company or otherwise in its sole discretion.

Payment of the tender offer consideration and the Consent Payment, if applicable, will be made for Notes accepted for purchase by the Company after the Consent Time, provided that the conditions to the tender offer and consent solicitation have been satisfied or waived by the Company: (i) at the Company’s option, on an initial settlement date on or prior to the Expiration Time and (ii) promptly after the Expiration Time, on a final settlement date currently expected to be May 3, 2007 assuming no extension of the Expiration Time.

The Proposed Amendments will be set forth in a supplemental indenture and are described in more detail in the Offer Documents.  The supplemental indenture will not be executed unless and until the Company has received consents from Holders of a majority in principal amount of the Notes outstanding, and the amendments will not become operative unless and until the Company has accepted for purchase at least a majority in principal amount of the Notes pursuant to the Offer Documents.

Bear, Stearns & Co. Inc. is acting as Dealer Manager for the tender offer and as the Solicitation Agent for the consent solicitation and can be contacted at (212) 272-5112 (collect) or (877) 696-BEAR (toll free). D.F. King & Co., Inc. is the Information Agent and can be contacted at (212) 269-5550 (for banks and brokers only) or (800) 628-8536 (for all others toll free). Copies of the Offer Documents and other related documents may be obtained from the Information Agent.

The tender offer and consent solicitation are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Company. The tender offer and consent solicitation are being made solely by the Company’s Offer Documents. This press release also is not a solicitation of consents to the proposed amendments to the indenture. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

About Clarke American Corp.

Clarke American Corp. is a leading provider of checks, related products and services, and marketing services. Clarke American Corp. serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the

2

Checks In The Mail and B2Direct brands. Clarke American Corp. is an indirect wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American Corp., wholly owns Mafco Worldwide Corporation, which is the world’s largest producer of licorice extracts and related products.

Safe Harbor Statement

This press release contains forward looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American’s control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American’s strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American’s substantial indebtedness; 2) covenant restrictions under Clarke American’s indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) higher than anticipated stand-alone costs of Clarke American; 6) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 7) intense competition in all areas of Clarke American’s business; 8) interruptions or adverse changes in Clarke American’s supplier relationships, technological capacity, intellectual property matters and applicable laws; and 9) the inability to consummate the Merger and/or integration (including realization of anticipated synergies) of Harland, and the related financing, at all or in the manner anticipated by Clarke American and its parent, M & F Worldwide Corp.  Clarke American assumes no responsibility to update the forward-looking statements contained in this release.

You should read carefully the factors described in Item 1A of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2007 for a description of other risks that could, among other things, cause actual results to differ from these forward looking statements.

3

Contact:

Clarke American Media: LaRhesa Pollock 210-690-6498 lpollock@clarkeamerican.com	Clarke American Investor Relations: Benjamin Cosby 210-694-1189 bcosby@clarkeamerican.com

# # #

4